Exhibit 10.18

Amendment No. 1 to
COLLABORATION AGREEMENT

between
Icahn School of Medicine at Mount Sinai
and Miromatrix

This Amendment No.1 (the "Amendment"), effective as of April 27, 2016, is entered into by and between Icahn School of Medicine at Mount Sinai, a New York not-for-profit education corporation, having a principal business address at One Gustave L. Levy Place, New York, NY 10029 ("Mount Sinai") and Miromatrix, a Delaware corporation with a principal place of business at 10399 West 70th Street, Eden Prairie, MN 55344 ("Miromatrix").

WHEREAS, Mount Sinai and Miromatrix entered into a Collaboration Agreement on October 19, 2015 (the "Agreement");

WHEREAS, the Parties intend to amend certain terms of the Agreement, including the named Principal Investigator and the removal of native nephrectomies from the surgical procedure;

NOW THEREFORE, in consideration of the mutual obligations in this Amendment and for other good consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Amendment hereby agree as follows:

1.	Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.	The Principal Investigator set forth in the second WHEREAS clause of the Agreement is hereby amended to be Dr. Sander S. Florman.

3.	Exhibit A "Statement of Work" shall be deleted and hereby replaced in its entirety with the attached Exhibit A "Statement of Work."

4.	Except as specifically provided herein, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

AGREED AND ACCEPTED:

MIROMATRIX MEDICAL INC.

By:	/s/ Robert Cohen

Name:	Robert Cohen

Title:	President & CEO

Date:	5/18/16

AGREED AND ACCEPTED:

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI

By:	/s/ Sybil Lombillo

Name:	Sybil Lombillo, J.D., Ph.D.

Title:	Director, Intellectual Property and Asset Development

Date:

READ AND ACKNOWLEDGED:

Principal Investigator

By:	/s/ Sander S. Florman

Name:	Sander S. Florman, M.D.

Title:

Date:

EXHIBIT A

STATEMENT OF WORK

The initial development plan for our Transplantable Kidney Program is divided into two Specific Aims consisting of work being performed both at Miromatrix and at Mount Sinai Hospital over a 27 calendar month period to demonstrate and characterize the first steps involved in creating a transplantable kidney based upon Miromatrix' perfusion decellularization/recellularization technology by demonstrating continuous blood flow through the transplanted kidney. Miromatrix will perform all of the work related to Specific Aim #1, building upon our existing progress with our liver and cardiac patch programs, to provide a re-endothelialized kidney for transplantation and evaluation. Mount Sinai will perform all of the transplantation and characterization of the transplanted re-vascularized kidney for Specific Aim #2. Miromatrix will provide the re-endothelialized kidney grafts for each transplant. Below is a summary of the planned actions and desired outcomes of the initial two year program.

Summary of Project Specific Aims/Milestones - 2 year program:

A.	GMP Kidney Source, Characterization and Re-Endothelialization [9 months] - MIROMATRIX
a.	Optimize kidney decellularization process from porcine sources
i.	Aseptic decellularization of whole porcine kidney resulting in a controlled and repeatable process

ii. Define and characterize the appropriately sized kidney

b.	Characterize kidney matrix and identify key process
i.	Advanced characterization of decellularized kidney including DNA, ECM integrity, vascular integrity, bioburden, and residual decellularization detergent level
c.	Define and implement GMP kidney decellularization process and quality system
i.	Definition of release criteria to ensure high level quality control to support all continued development efforts
d.	Complete kidney re-endothelialization with >80% re-endothelialization
i.	Determination of the percent reseeding required (5% -75%) for functional revascularization
ii.	Definition of non-invasive release criteria

B.	Transplantation of the Re-Endothelialization Kidney and Demonstration of Continuous Blood Perfusion both Acutely (2 hrs., n=10) and Chronically (10 days, n=10) in a Pig Model [18 months] — MOUNT SINAI

a.	Demonstrate continuous blood perfusion through the transplanted re-endothelialized kidney in a pig model for 2 hrs. (n=10)
i.	Surgically transplant the re-endothelialized kidney provided by Miromatrix
•	Create the appropriate surgical procedure for the transplantation
ii.	Monitor and record blood inflow and outflow during the procedure
iii.	Perform Doppler imaging during the transplantation
iv.	Perform angiogram at the end of the study to characterize vascular patency
v.	Fix and submit explanted kidney for pathology
•	Perform standard H&E staining and immunohistochemical staining for endothelial cells
b.	Demonstrate continuous blood perfusion in a pig model for 10 days. (n=10)
i.	Perform a nephrectomy to create a suitable transplant location for the re-endothelialized kidney
ii.	Surgically transplant the re-endothelialized kidney, characterize active perfusion at time of implant, then close and recover the animal
iii.	Perform Doppler imaging at day 1, 3, 5, 8 and 10
iv.	Perform perfusion studies at time of explant to characterize inflow and outflow rates on the exposed kidney
v.	Explant the kidney and perform angiogram at the end of the study to characterize vascular patency
vi.	Fix and submit explanted kidney for pathology

•	Perform standard H&E staining and immunohistochemical staining for endothelial cells